EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below on Form S-8 of our reports dated April 2, 2019, relating to the consolidated financial statements of Big Lots, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended February 2, 2019.

1)	Post-Effective Amendment No. 1 to Registration Statement No. 33-42502 on Form S-8 pertaining to Big Lots, Inc. Director Stock Option Plan;
2)	Post-Effective Amendment No. 1 to Registration Statement No. 33-42692 on Form S-8 pertaining to Big Lots, Inc. Supplemental Savings Plan;
3)	Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 pertaining to Big Lots, Inc. Savings Plan;
4)	Post-Effective Amendment No. 1 to Registration Statement No. 333-32063 on Form S-8 pertaining to Big Lots, Inc. 1996 Performance Incentive Plan;
5)	Registration Statement No. 333-140181 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan;
6)	Registration Statement No. 333-152481 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan;
7)	Registration Statement No. 333-172592 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan;
8)	Registration Statement No. 333-179836 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan;
9)	Registration Statement No. 333-181619 on Form S-8 pertaining to the Big Lots 2012 Long-Term Incentive Plan; and
10)	Registration Statement No. 333-218262 on Form S-8 pertaining to the Big Lots 2017 Long-Term Incentive Plan;

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
April 2, 2019